                                                                    EXHIBIT 12.1

                   SARA LEE CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (IN MILLIONS EXCEPT RATIOS)

                                                         THIRTEEN WEEKS ENDED
                                                         ---------------------
                                                         SEPT. 28,   SEPT. 30,
                                                           1996        1995
                                                         ---------   ---------
Fixed charges:
  Interest expense.....................................    $ 54        $ 59
  Interest portion of rental expense...................      17          21
                                                         ---------   ---------
  Total fixed charges before capitalized interest......      71          80
  Capitalized interest.................................       2           3
                                                         ---------   ---------
       Total fixed charges.............................    $ 73        $ 83
                                                         ---------   ---------
                                                         ---------   ---------
Earnings available for fixed charges:
  Income before income taxes...........................    $303        $282
  Less undistributed income in minority owned
   companies...........................................      (2)         (2)
  Add minority interest in majority-owned
   subsidiaries........................................       8          10
  Add amortization of capitalized interest.............       6           5
  Add fixed charges before capitalized interest........      71          80
                                                         ---------   ---------
    Total earnings available for fixed charges.........    $386        $375
                                                         ---------   ---------
                                                         ---------   ---------
Ratio of earnings to fixed charges.....................     5.3         4.5
                                                         ---------   ---------
                                                         ---------   ---------
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